UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

MapInfo Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23078	06-1166630
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

One Global View, Troy, New York	12180
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 285-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 14, 2007, MapInfo Corporation, a Delaware corporation (the “Company”), Pitney Bowes Inc., a Delaware corporation (“Parent”) and Magellan Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Subject to the terms and conditions of the Merger Agreement, as soon as practicable, and in any event within seven business days of March 15, 2007, (i) Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.002 per share (the “Common Stock”), at a purchase price of $20.25 per share in cash (the “Offer Price”) and (ii) following consummation of the Offer, Purchaser will be merged (the “Merger”) with and into the Company, with each outstanding share of Common Stock being converted into the right to receive the Offer Price in cash, without interest thereon. The Company will survive the Merger as a wholly owned subsidiary of Parent. Any options to purchase shares of Common Stock outstanding immediately prior to the effective time of the Merger will be accelerated in full. At the effective time of the Merger, such options will automatically be cancelled and the holder thereof will be entitled to receive an amount in cash equal to the excess, if any, of the Offer Price over the per share exercise price of such option, multiplied by the number of shares of Common Stock issuable upon exercise of such option.

Subject to the terms and conditions of the Merger Agreement, the Company has granted to Purchaser a one-time option to acquire from the Company, at a price per share equal to the Offer Price, up to an additional number of shares of Common Stock such that immediately after the issuance of those additional shares, Purchaser will own one share more than 90% of the outstanding shares of Common Stock on a fully-diluted basis (the “Top-Up Option”). The Top-Up Option may be exercised at or after the first time at which Purchaser accepts for payment, and pays for, any shares of Common Stock pursuant to the Offer and the expiration of any subsequent offering period, if applicable. The Top-Up Option may not be exercised to the extent the number of shares of Common Stock issuable upon exercise of the Top-Up Option would require approval of the Company’s shareholders under the rules of the Nasdaq Stock Market or would exceed the number of authorized but unissued shares of Common Stock, or if any law or order of a governmental authority would prohibit or require any consent from, or any action by or filing with or notification to, any governmental authority or the Company’s shareholders, in connection with the exercise of the Top-Up Option or the delivery of shares of Common Stock in respect of such an exercise, which has not already been obtained. If Purchaser exercises the Top-Up Option, resulting in Purchaser owning more than 90% of the outstanding shares of Common Stock, Purchaser will be able to effect, subject to the terms and conditions of the Merger Agreement, a short-form merger under the General Corporation Law of the State of Delaware.

In addition, pursuant to the terms of the Merger Agreement, effective upon the purchase of shares of Common Stock pursuant to the Offer, Purchaser will be entitled to designate a number of directors, rounded up to the next whole number, as will give Purchaser representation on the Board of Directors of the Company (the “Company Board”) equal to the product of the total number of members of the Company Board (after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the number of shares of Common Stock beneficially owned by Parent or Purchaser at such time (including shares of Common Stock so accepted for payment) bears to the total number of shares of Common Stock then outstanding.

The Company, Parent and Purchaser have made customary representations, warranties and covenants in the Merger Agreement. In the Merger Agreement, the Company has covenanted not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. Consummation of the Offer is subject to certain conditions, including the tender of a majority of the shares of Common Stock on a fully-diluted basis, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent, and further provides that if the Merger Agreement is terminated under certain circumstances, the Company may be required to pay Parent a termination fee of $14,165,000.

Other than the Merger Agreement, there is no material relationship between the Company and either of Parent or Purchaser.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement governs the contractual rights between the parties in relation to the Offer and Merger. The Merger Agreement has been filed as an exhibit to this Form 8-K to provide investors with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Parent or the Company in Parent’s or the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Parent or the Company. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of establishing the circumstances in which Purchaser may have the right not to consummate the Offer, or a party may have the right to terminate the Merger Agreement, if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to shareholders.

The tender offer described in this report has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell Common Stock. Investors and security holders are urged to read both the tender offer statement and the solicitation/recommendation statement regarding the tender offer described in this report when they become available because they will contain important information. The tender offer statement will be filed by Purchaser with the SEC, and the solicitation/recommendation statement will be filed by the Company with the SEC. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed by Parent or the Company with the SEC at the website maintained by the SEC at www.sec.gov. The tender offer statement and related materials may be obtained for free by directing such requests to Parent at 1 Elmcroft Road, Stamford, Connecticut 06926, attention: VP Investor Relations. The solicitation/recommendation statement and such other documents may be obtained by directing such requests to the Company at One Global View, Troy, New York 12180, attention: Integrated Corporate Relations.

Item 8.01.	Other Events

On March 15, 2007, the Company issued a press release announcing that it had entered into an Agreement and Plan of Merger dated March 14, 2007 among the Company, Parent and Purchaser. A copy of the press release is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Report, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAPINFO CORPORATION

Date: March 16, 2007	By:	/s/ K. Wayne McDougall
K. Wayne McDougall
Vice President and Chief Financial Officer (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 14, 2007, among Pitney Bowes Inc., Magellan Acquisition Corp. and MapInfo Corporation. (1)

99.1	Press release dated March 15, 2007

(1)	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of such schedules to the U.S. Securities and Exchange Commission upon request.